UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

REPLACEMENT OF REVOLVING LINE OF CREDIT FACILITY

On May 31, 2007, the Registrant established a $50 million revolving line of credit facility with SunTrust Bank and Wachovia Bank, National Association, replacing the Registrant’s previously existing $30 million revolving line of credit facility with the same lenders, which concurrently terminated.

Subject to the terms and conditions of a Credit Agreement, SunTrust Bank and Wachovia Bank, National Association, have severally agreed to make loans and other credit accommodations to the Registrant and its primary operating subsidiaries from time to time, on a revolving credit basis, with the aggregate borrowing availability, up to $50 million, to be determined in accordance with a borrowing base.  The credit facility is unsecured, and interest is payable monthly at the LIBOR rate, plus an applicable margin, which ranges from 1.25% to 2.75%, depending upon the Registrant’s ratio of funded debt to EBITDA.  The credit facility also imposes certain covenants, including a minimum tangible net worth covenant, a minimum cash flow coverage ratio and a maximum ratio of funded debt to EBITDA.  The credit facility expires in May 2010, and the lenders may agree to extend the term for a longer period.

Copies of the Credit Agreement and $50 million Revolving Credit Note made by the Registrant and its primary operating subsidiaries for the benefit of the lenders in connection with the $50 million revolving line of credit facility are attached to this Current Report as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

MODIFICATION OF TERM LOAN

Concurrent with the establishment of the $50 million revolving line of credit facility referred to above, the existing term loan from the same lenders to the Registrant and its primary operating subsidiaries, as borrowers or guarantors, as applicable, in the aggregate original principal amount of $4.5 million, was amended pursuant to a Second Amendment dated May 31, 2007. Pursuant to the Second Amendment, it was agreed, among other things, that the references to “Revolving Credit Agreement” in the Credit Agreement and other documents evidencing the term loan would mean, going forward, the Credit Agreement applicable to the new $50 million revolving line of credit facility referred to above.  A copy of the Second Amendment, which evidences the amendment, is attached to this Current Report as Exhibit 10.3, and is incorporated by reference herein.

ENTRY INTO A THREE YEAR BUILDING LEASE AGREEMENT

On June 1, 2007, the Registrant entered into a three year lease with MERRITT/BAVAR - VA, LLC for the lease by the Registrant an additional 65,000 square feet of space adjacent to the Registrant’s Global Logistic Center in Hunt Valley, Maryland, where the Registrant intends to conduct mobile phone accessory packaging operations.  The aggregate monthly rental rate for this space is approximately $35,000.  A copy of the Lease is attached to this Current Report as Exhibit 10.4, and is incorporated by reference herein.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Concurrent with the establishment on May 31, 2007, of the new $50 million revolving line of credit facility with SunTrust Bank and Wachovia Bank, National Association, the Registrant’s previously existing $30 million revolving line of credit facility with the same lenders, terminated.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(d)           Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated as of May 31, 2007, by and among the Registrant and its primary operating subsidiaries as borrowers, and SunTrust Bank and Wachovia Bank, National Association, as lenders.

10.2	Revolving Credit Note dated as of May 31, 2007, made by the Registrant and its primary operating subsidiaries for the benefit of SunTrust Bank and Wachovia Bank, National Association.

10.3

Second Amendment dated as of May 31, 2007, by and among the Registrant and its primary operating subsidiaries, as borrowers or guarantors, as applicable, and SunTrust Bank and Wachovia Bank, National Association, as lenders.

10.4	Lease dated as of June 1, 2007, by and between MERRITT/BAVAR-VA, LLC as landlord and the Registrant as tenant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ David M. Young
David M. Young
Chief Financial Officer, Senior Vice President and Corporate Secretary

Dated: June 6, 2007

Exhibit No.	Description of Exhibit

10.1	Credit Agreement dated as of May 31, 2007, by and among the Registrant and its primary operating subsidiaries as borrowers, and SunTrust Bank and Wachovia Bank, National Association, as lenders.

10.2	Revolving Credit Note dated as of May 31, 2007, made by the Registrant and its primary operating subsidiaries for the benefit of SunTrust Bank and Wachovia Bank, National Association.

10.3

Second Amendment dated as of May 31, 2007, by and among the Registrant and its primary operating subsidiaries, as borrowers or guarantors, as applicable, SunTrust Bank and Wachovia Bank, National Association, as lenders.

10.4	Lease dated as of June 1, 2007, by and between MERRITT/BAVAR-VA, LLC as landlord and the Registrant as tenant.